EXHIBIT 21
CONSOLIDATED SUBSIDIARIES OF KB HOME
The following subsidiaries* of KB Home were included in the November 30, 2024 consolidated financial statements:

Name of Company/Jurisdiction of Incorporation or Formation	Percentage of Voting Securities Owned by the Registrant or a Subsidiary of the Registrant
Arizona
KB HOME Phoenix Inc.	100
KB HOME Sales - Phoenix Inc.	100
KB HOME Sales - Tucson Inc.	100
KB HOME Tucson Inc.	100
California
KB HOME Central Valley Inc.	100
KB HOME Coastal Inc.	100
KB HOME Greater Los Angeles Inc.	100
KB HOME Insurance Agency Inc.	100
KB HOME Sacramento Inc.	100
KB HOME South Bay Inc.	100
Colorado
KB HOME Colorado Inc.	100
Delaware
KB HOME California LLC	100
KB HOME Florida Inc.	100
KB HOME Fort Myers LLC	100
KB HOME Inspirada LLC	100
KB HOME Jacksonville LLC	100
KB HOME North Bay LLC	100
KB HOME Orlando LLC	100
KB HOME Tampa LLC	100
KB HOME Treasure Coast LLC	100
KBHPNW LLC	100
KBHPNW Sales LLC	100
KB Urban Inc.	100
Florida
KB HOME Title Services Inc.	100
Illinois
KB HOME Mortgage Company	100
Nevada
KB HOME Las Vegas Inc.	100
KB HOME Reno Inc.	100
Texas
KB HOME Lone Star Inc.	100
KBSA, Inc.	100

*	Certain subsidiaries have been omitted from this list. These subsidiaries, when considered in the aggregate as a single subsidiary, do not constitute a significant subsidiary as defined in Rule 1-02(w) of Regulation S-X.